                                                                     EXHIBIT 1.1

                           PLACEMENT AGENT AGREEMENT

To: Charles G. Maton, President
    Capital Growth Management, Inc.
    1827 Powers Ferry Road, Building #2
    Atlanta, Georgia 30339

Dear Mr. Maton:

         The undersigned, HealthTronics, Inc. a corporation formed pursuant to the laws of the State of Georgia (the "Company") hereby confirms its agreement ("Agreement") with you as follows:

         1.       INTRODUCTION.

                  A. The Company is offering for sale an aggregate of 1,000,000 shares of its common stock at $6.00 per share through your firm as Placement Agent and through a selected group of broker-dealers to be chosen by you who are registered under the Securities Exchange Act of 1934 (the "Exchange Act") and who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") (Hereinafter this selected group of broker-dealers shall be referred to as "Selected Dealers"). Each investor shall be required to purchase a minimum of 100 shares. The offering is being made in accordance with the Prospectus of the Company on file with the Securities and Exchange Commission as may be amended from time to time (the "Prospectus"), a copy of which is enclosed herewith.

                  B. The Company shall have the right to approve all Selected Dealers selected by you (such selection to not be unreasonably withheld). If you desire to participate as Placement Agent in the offer and sale of Company's Common Stock, you should execute and return this Agreement to the Company at 425 Franklin Road, Suite 425, Marietta, Georgia 30067, attn. Mr. Roy S. Brown, President. Upon approval and acceptance of this Agreement by the Company, this Agreement will take effect.

         2.       MUTUAL REPRESENTATIONS AND WARRANTIES.

                  A. The Company represents and warrants to you that:

                     (i) The Company has delivered to you the Prospectus which contains all the information authorized by the Company to be used in connection with the offer and sale of its Common Stock.

                     (ii) The Company is duly organized and validly existing as a corporation under the laws of the State of Georgia. The Company has all requisite authority to own its properties and conduct its business as described in the Prospectus, and the Company has all the power, authority, authorization, approvals and orders to enter into this Agreement and to carry out the provisions and conditions hereof.

                     (iii) The Company is not in violation of its Articles of Incorporation or by-laws. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, provisions or conditions of the Articles of Incorporation or by-laws of the Company or delivery of this Agreement, nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, any of the terms, provisions or conditions of the Articles of Incorporation of the Company or any agreement or instrument to which the Company is a party or by which it is or may be bound.

                     (iv) The stock, upon the payment therefor and issuance thereof, will conform to all statements in relation thereto contained in the Prospectus; will have the rights set forth in the Articles of Incorporation, will be duly and validly authorized and issued, fully paid and nonassessable, and the Company, upon such issuance, will have an authorized and issued capitalization as set forth in the Prospectus.

                     (v) Within the past ten years, neither the Company nor any of its affiliates, or any person directly or indirectly controlling, controlled by or under common control with the Company, including any employee:


                         (a) Has been found by the SEC or any jurisdiction or
any court willfully to have made or caused to be made any statement which was, at the time and in the light of the circumstances under which it was made, false and misleading with respect to any material fact, or to have omitted to state any material fact, which was required to be stated, in any application for registration or report required to be filed under the federal securities laws or under the securities laws of any jurisdiction relating to securities, the conduct of business or registration as a broker, dealer, municipal securities dealer, or investment adviser or associated person thereof;

                         (b) Has been convicted of any felony or misdemeanor (1)
involving the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary or conspiracy to commit any such offense; (2) arising out of the conduct of the business of a broker, dealer, municipal securities dealer, investment advisor, bank, insurance company or fiduciary; (3) involving the larceny, theft, robbery, extortion, forgery counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion or misappropriation of funds or securities; or (4) involving the violation of
Section 152, 1341, 1342 or 1343 or Chapter 25 or 47 of Title 18, United States Code (concealment of assets, false oaths and claims, or bribery, in any bankruptcy proceeding; mail fraud, fraud by wire, including telephone, telegraph, radio or television; counterfeiting, forgery; fraud, false statements, money laundering); or has pleaded nolo contendere to any such felony or misdemeanor;

                         (c) is enjoined permanently, or has been enjoined
temporarily, by order, judgment or decree of any court of competent jurisdiction from acting as an investment advisor, underwriter, broker, dealer or municipal securities dealer, or as an associated person or employee of any of the foregoing, or as an affiliated person or employee of a any investment company, bank, or insurance company, or from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or arising out of any securities or investment advisory activities;

                         (d) Has been found by the SEC or any jurisdiction or
any court to have violated or to have aided, abetted, counseled, commanded, induced or procured the violation by any other person of the federal laws, or the laws of any jurisdiction, relating to securities or relating to the conduct of business as a broker, dealer, municipal securities dealer, investment advisor or investment company, any rule or regulation under any of such laws, or any rule of the Municipal Securities Rulemaking Board, or to have failed reasonably to supervise another person who committed such a violation or to have been unable to comply with any of the foregoing;

                         (e) Has been the subject of an order of the SEC entered
pursuant to Section 15(b), 15B(a), or 15B(c) or the Securities Exchange Act of 1934, or Section 203(e) or (f) of the Investment Advisors Act of 1940 or is subject to a United States Postal Service false representation order entered under 39 U.S.C. Section 3005 within 5 years to November 15, 1994 or is subject to a restraining order or preliminary injunction entered under 39 U.S.C.
Section 3007 with respect to conduct alleged to have violated 39 U.S.C. Section 3005;

                         (f) Has been denied membership or registration with, or
participation in, or has been suspended, revoked or expelled from membership, participation in or registration with any self-regulatory organization; or has been suspended or barred from being associated with any member of such self-regulatory organization;

                         (g) Has been suspended, revoked or expelled from
registration (license) with the SEC or any jurisdiction (or any agency thereof) as a broker, dealer, investment advisor, securities salesman, or municipal securities dealer, or has been barred from being associated with a person engaged in such business;

                         (h) Has been found to have been a cause of (1) the
denial, suspension, or revocation of any person's membership or participation in, or registration with the SEC, any jurisdiction (or any agency thereof), or any self-regulatory organization, (2) any bar or suspension of any person from being associated with a broker, dealer, municipal securities dealer, or member of a self-regulatory organization;

                         (i) Has been the subject of any cease and desist,
desist and refrain, prohibition, or similar order which was issued by the United States or any jurisdiction arising out of the conduct of the business of a broker, dealer, municipal securities dealer, or investment advisor; or

                       (j) Has been the subject of any order, judgment, decree or other sanction of a foreign court, foreign exchange, or foreign governmental or regulatory agency arising out of any securities or investment advisory activities.

                  (vi) The Company has no knowledge of any pending or threatened claims which would result in any of the events specified in Paragraph 2 A (v).

                  B.   You represent and warrant to the Company that:

                       (i) You have been duly organized and are validly existing as a corporation under the laws of the State of Georgia. You have all such power, authority, authorizations, approvals and orders to enter into this Agreement and to carry out the provisions and conditions hereof.

                       (ii) You are, and will remain through the Date of Closing, as hereinafter defined, and until all obligations hereunder to you or on your behalf have been satisfied: (i) a broker-dealer registered with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act;
(ii) duly licensed as a broker-dealer in the State of Georgia and in those states set forth on Exhibit A attached hereto; (iii) and are a member in good standing of the NASD.

                       (iii) Within the past ten years, neither you nor your affiliates, or any person directly or indirectly controlling, controlled by or under common control with you, including any employee:

                             (a) Has been found by the SEC or any jurisdiction
or any court willfully to have made or caused to be made any statement which was, at the time and in the light of the circumstances under which it was made, false and misleading with respect to any material fact, or to have omitted to state any material fact, which was required to be stated, in any application for registration or report required to be filed under the federal securities laws or under the securities laws of any jurisdiction relating to securities, the conduct of business or registration as a broker, dealer, municipal securities dealer, or investment advisor or associated person thereof;

                             (b) Has been convicted of any felony or misdemeanor
(1) involving the purchase or sale of any securities, the taking of a false oath, the making of a false report, bribery, perjury, burglary or conspiracy to commit any such offense; (2) arising out of the conduct of the business of a broker, dealer, municipal securities dealer, investment advisor, bank, insurance company or fiduciary; (3) involving the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion or misappropriation of funds or securities; or (4) involving the violation of Section 152, 1341, 1342 or 1343 or Chapter 25 or 47 of Title 18, United States Code (concealment of assets, false oaths and claims, or bribery, in any bankruptcy proceeding; mail fraud, fraud by wire, including telephone, telegraph, radio or television; counterfeiting, forgery; fraud, false statements, money laundering); or has pleaded nolo contendere to any such felony or misdemeanor;




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                             (c) Is enjoined permanently, or has been enjoined
temporarily, by order, judgment or decree of any court of competent jurisdiction from acting as an investment advisor, underwriter, broker, dealer or municipal securities dealer, or as an associated person or employee of any of the foregoing, or as an affiliated person or employee of any investment company, bank, or insurance company, or from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or arising out of any securities or investment advisory activities;

                             (d) Has been found by the SEC or any jurisdiction
or any court to have violated or to have violated or to have aided, abetted, counseled, commanded, induced or procured the violation by any other person of the federal laws, or the laws of any jurisdiction, relating to securities or relating to the conduct of business as a broker, dealer, municipal securities dealer, investment advisor or investment company, any rule or regulation under any of such laws, or any rule of the Municipal Securities Rulemaking Board, or to have failed reasonably to supervise another person who committed such a violation or to have been unable to comply with any of the foregoing;

                             (e) Has been the subject of an order of the SEC
entered pursuant to Section 15(b), l5B(a), 15B(c) of the Securities Exchange Act of 1934, or Section 203 (e) or (f) of the Investment Advisors Act of 1940 or is subject to a United States Postal Service false representation order entered under 39 U.S.C. Section 3005 within the past 5 years or is subject to a restraining order or preliminary injunction entered under 39 U.S.C. Section 3007 With respect to conduct alleged to have violated 39 U.S.C. Section 3005;

                             (f) Has been denied membership or registration
with, or participation in, or has been suspended, revoked or expelled from membership, participation in or registration with any self-regulatory organization; or has been suspended or barred from being associated with any member of such self-regulatory organization:

                             (g) Has been suspended, revoked or expelled from
registration (license) with the SEC or any jurisdiction (or any agency thereof) as a broker, dealer, investment advisor, securities salesman, or municipal securities dealer, or has been barred from being associated with a person engaged in such business;

                             (h) Has been found to have been a cause of (1) the
denial, suspension, or revocation of any person's membership or participation in, or registration with the SEC, any jurisdiction (or any agency thereof), or any self-regulatory organization, (2) any bar or suspension of any person from being associated with a broker, dealer, municipal securities dealer, or member of a self-regulatory organization;

                             (i) Has been the subject of any cease and desist,
desist and refrain, prohibition, or similar order which was issued by the United States or any jurisdiction arising out of the conduct of the business of a broker, dealer, municipal securities dealer, or investment advisor; or

                             (j) Has been the subject of any order, judgment,
decree or other sanction of a foreign court, foreign exchange, or foreign governmental or regulatory agency arising out of any securities or investment advisory activities.

                  (iv) You have no knowledge of any pending or threatened claims which would result in any of the events specified in Paragraph 2 B (iii).

                  (v) You have not made, and will not make, any representations in connection with the offering and sale of the Units other than those set forth in the Prospectus or any amendment thereof or supplement thereto, as approved by the Company, to any person.

                  (vi) All information furnished to the Company with respect to you is true and correct and does not omit any material fact required to make such information not misleading.

                  (vii) All actions, direct or indirect, by you and your agents, employees and affiliates in connection with the offer and sale of the Units pursuant to this Agreement will conform to The Securities Act of 1933 (the "Act"), to Form SB-2 promulgated thereunder by the Securities and Exchange Commission, the antifraud provisions of the Act, the antifraud provisions of the Exchange Act, and to all applicable state securities laws and regulations.

         3. COMPENSATION.

            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby retains you as exclusive sales agent ("Placement Agent") to sell the Company's Common Stock, and you agree to use your best efforts to effect such sale. In addition, you further agree to use your best efforts to form and manage, as Placement Agent and as dealer manager, a group of Selected Dealers for the purpose of soliciting offers for the purchase of Stock. As compensation for such services as Placement Agent, the Company agrees that it will pay to you as a sales commission an amount equal to eight percent (8%) of the aggregate sales price of the stock sold by you, the Company (the Issuer) or by Selected Dealers and accepted and confirmed by the Company in all states in which you are licensed to conduct business as a broker dealer. In addition, you shall also receive reimbursement of your accountable expenses in an amount of up to one percent (1%) of the aggregate sales price of the Stock. Next, you will receive up to one percent (1%) of the aggregate sales price of the Stock for non-accountable expenses. Such compensation is to be paid to you as set forth in the "Use of Proceeds" and "Plan of Distribution" sections of the Prospectus and upon the closing of the offering. You may reallot any or all of the aforementioned concessions of the offering price of the Stock sold by each dealer who has signed a Soliciting Dealers Agreement with you at your sole discretion.

            Further, the company hereby grants you Warrants to purchase its Common Stock in an amount of one Warrant equaling one share of Common Stock for each ten shares of Common Stock subscribed to in this underwriting. The exercise price of the Warrants to be equal to 165% of the public offering price of the company's Common Stock. The Warrants shall be exercisable at Capital Growth Management, Inc.'s (CGM's) sole discretion for a period commencing no sooner than one year from the effective date of this registration, nor later than four years from the effective date of this registration. The Company hereby agrees that said Warrants may be assigned at CGM's sole discretion, subject to applicable securities laws and regulations, and the Company's execution of this underwriting agreement specifically ratifies its acceptance to said assignment. The Warrants to be acquired by the Placement Agent shall be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering, except to officers or partners of the Placement Agent and members of the selling group or their officers or partners.

         The Company shall advance to you at the time of the signing of this Agreement, the sum of $25,000 as an advance payment of accountable "due diligence" expenses. In the event this offering is terminated prior to the sale of the minimum offering, you shall be reimbursed only for your actual accountable out-of-pocket expenses and any portion of the advance on the accountable expense allowance not accounted for will be promptly refunded to the Company.

         4. TERMINATION OF OFFERING AND ESCROW ARRANGEMENTS.

         Appropriate arrangements for placing the funds received from the sale of the Stock in an escrow account with a bank duly authorized to transact business in Atlanta, Georgia shall be made by the Company prior to the commencement of the Offering hereunder. We will promptly provide you copies of all said documents evidencing said account and provide you monthly statements through the termination of this offering.

         All investors will be instructed to make their checks payable to the bank escrow agent by the Placement Agent no later than noon of the next business day following receipt of such check.

         This offering shall terminate on          if the minimum offering is
not sold by that date. If the minimum offering has been sold by        , the
offering may continue until, unless sooner terminated or extended by the
Company, but in no event will the offering continue beyond         (the
"Termination Date")

         5. SUBSCRIPTION DOCUMENTS.

            You agree that you will submit to the Company all subscription documents provided by the Company, executed in accordance with the Company's instructions, by all persons desiring to subscribe for Units if provided hereunder. The Company reserves the right to reject a subscription for good faith reasons prior to the Termination Date.

         6. OBLIGATIONS OF PLACEMENT AGENT LIMITED.

            The undertaking by you to sell the Stock does not obligate you to sell any of the Stock offered. Your services hereunder relate solely to the offer and sale of the Stock, and you shall have no obligations to prepare, or to participate in the preparation of, any reports or any returns of the Company.

         7. COVENANTS OF THE COMPANY AND THE PLACEMENT AGENT.

            A.    The Company covenants and agrees that:

                  (i) The Company will deliver to you such number of copies of the Prospectus or any amendment or supplement thereto approved by the Company, with all exhibits, as you may reasonable request for the purposes contemplated by the Act.

                  (ii) If at any time any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify you thereof (unless the information shall have been received from you) and will effect the preparation of an amended or supplemented Prospectus which will correct such statement or omission. The Company will deliver to you as many copies of such amended or supplemented Prospectus as you may reasonably request to be delivered to all subscribers.

                  (iii) After the Date of Closing (which may be prior to but may not be subsequent to), unless extended by the Company (the "Closing Date) the Company will admit as shareholders all subscribers of the Stock, accepted by the Company at its sole discretion, in accordance with the description of the procedures set forth in the Prospectus and the Articles of Incorporation.

                  (iv) The Company will endeavor in good faith, in cooperation with you, prior to the Date of Closing, to "Blue Sky" the offer and sale of the Stock under the securities laws in such states and jurisdictions as you deem necessary.

            B. You covenant and agree that you and all of your agents, representatives and employees will:

                  (i) Comply with all requirements imposed upon you by the Act, by the Regulations thereunder, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Stock, in accordance with the provisions hereof and the Prospectus;

                  (ii) Offer and/or sell the Stock only to persons who represent and who you have reason to believe meet the suitability standards of the National Association of Securities Dealers, Inc. and of the North American Securities Administrators Association. You will deliver a Prospectus, and any amendments or supplements thereto, to each offeree at the time such offer is made;

                  (iii) Cooperate with the Company to ensure that the offering and sale of Stock complies with the requirements of the federal securities laws and the state securities or "Blue Sky" laws of the states or jurisdictions in which this offering is sold, and you will not make an offer or sale of Shares in any jurisdiction without prior written authorization from Mr. Roy S. Brown, President of the Company. You will report periodically to Mr. Roy S. Brown, President of the Company with respect to the status of the offering being conducted pursuant to this Agreement.

                  (iv) Not make an offer of Stock on the basis of any communications or documents relating to the Company, except by the Prospectus and the exhibits thereto and documents described or referred to therein and other information provided by the Company at the request of an offeree;

                  (v) Obtain a completed Subscription Agreement from each purchaser to who Stock is sold;

                  (vi) Return to the Company all surplus copies of the Prospectus and other offering documents upon termination of the offering, whether or not the offering closes on the terms and at the time set forth in the Prospectus;

                  (vii) Offer the Stock for sale, or solicit offers to subscribe for or buy the Stock, only in such manner and in such circumstances as are consistent with "Blue Sky" laws of the jurisdictions you are duly licensed in;

                  (viii) Deliver to the Company upon closing of the offering your certificate to the effect that all your representations and warranties as set forth herein are true and correct as if made on the Date of Closing, a schedule setting forth herein are true and correct as if made on the Date of Closing, a schedule setting forth the identity and state of residence of each offeree of Units, which shall also indicate thereon each of the purchasers of the Stock and such other matters as the Company may reasonably request; and

                  (ix) Promptly transmit to the bank any and all checks received from investors or from Selected Dealers no later than noon of the next business day following receipt of such check.

         9. INDEMNIFICATION.

            A. The Company will indemnify and hold you harmless against any losses, claims, damages or liabilities which you may suffer insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any misrepresentation or breach of warranty by you hereunder or an alleged omission made in the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by you.

                  B. You agree to indemnify the Company and hold it harmless against any losses, claims, damages or liabilities (including, without limitation, any liabilities to Selected Dealers participating in the offer and sale of the Stock) to which the Company may become subject, (i) under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to us by you; or (ii) under the Act or otherwise, for any breach of any of the provisions of Paragraph 2(B); or (iii) under the Act or otherwise, for any unauthorized verbal or written representations made by you, your agents, employees or affiliates in connection with the offer and sale of the Units; or (iv) any sale of the Stock by you, your agents, employees or affiliates in violation of section 4(2) of the Act, Regulation D promulgated thereunder, the antifraud provisions of the federal securities laws, or any applicable state securities laws and the antifraud provisions thereof; and to reimburse us for any legal or other expenses reasonably incurred by us in connection with the investigation or defense of any such action or claim.

         10.      REPRESENTATIONS AND AGREEMENTS TO SURVIVE SALE AND PAYMENT.

                  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Date of Closing; and such representations, warranties and agreement of you and the Company shall remain operative and in full force and effect regardless of any investigation made by your or on your behalf, or any controlling person, or by or on behalf of the Company or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive the sale of, and payment for, the Stock.

         11.      NOTICES.

                  All notices provided for by this Agreement shall be made in writing either (i) by actual delivery OF THE NOTICE INTO the hands of the parties thereunto entitled, or (ii) by the mailing of the notice in the United States mail to the address, as stated below (or at such other address as may have been designated by written notice), or the party entitled thereto, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto; and, in case (ii) on the date of deposit in the United States mails.

             All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed or delivered to you at 1827 Powers Ferry Road, Building #2, Atlanta, GA 30339, attn. Charles G. Maton, and if sent to the Company, shall be mailed or delivered, to the address in Paragraph 1(B) of this Agreement marked: Attn. Roy
S. Brown, President.

         12. CONSTRUCTION.

             This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Georgia.

         13. SEVERABILITY.

             If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible, (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

         14. MULTIPLE COUNTERPARTS.

             This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         15. MODIFICATION OR AMENDMENT.

             This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

         16. NUMBER AND GENDER OF WORDS.

             Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

         17. OTHER INSTRUMENTS.

             The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

         18. CAPTIONS.

             The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

         19. PARTIES.

             This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the controlling persons referred to in Section 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this agreement or any provision herein contained.

         20. CLOSING DATE.

             This offering shall close on ________________ unless extended by the Company or such earlier date as 83,334 shares have been sold (the "Closing Date"). The initial closing shall be upon the receipt into the escrow account of $500,004.00 from the sale of Shares (the "Initial Closing Date"). The Initial Closing Date shall be no later than _____________________. If an aggregate of $500,004.00 from the sale of shares has not been deposited into the escrow account by the Initial Closing Date, this Offering will be terminated and all funds returned to investors. Thereafter, closings shall be held in each month that sales of Stock have been made.

           (THE REMAINDER OF THIS PAGE IS LEFT INTERNATIONALLY BLANK)

         21. ENTIRE AGREEMENT.

             This Agreement contains the entire understanding between the parties and supersedes any prior understanding between the parties and supersedes any prior written or oral agreements between them respecting the subject matter hereof.

             If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space below for that purpose and return this Agreement to the Company and, upon approval and acceptance by the Company, this letter shall constitute a binding agreement between us.

                                       Very truly yours,
                                       HealthTronics, Inc.
                                       (the "Company")

                                    By: /s/ Roy S. Brown
                                        --------------------------------------
                                        Roy S. Brown, President

Accepted:

                                        7-13-98
                                        --------------------------------------
                                        Date



                                        Capital Growth Management, Inc.
                                        (the "Placement Agent")

                                    By:
                                        --------------------------------------
                                        Charles G. Maton, President


                                        --------------------------------------
                                        Date of Acceptance

                                   EXHIBIT "A"

I) States in which Capital Growth Management, Inc. is currently pending or approved as a Broker/Dealer as of April 01, 1998

         Alabama
         Arkansas
         Arizona
         California
         Colorado
         Florida
         Georgia
         Illinois
         Kansas
         Maryland
         Michigan
         Minnesota
         Missouri
         Mississippi
         North Carolina
         New Jersey
         New York
         Ohio
         Oklahoma
         Oregon
         Pennsylvania
         South Carolina
         Tennessee
         Texas
         Virginia
         Wisconsin